UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 14, 2020 (April 1, 2020)

Date of Report (Date of earliest event reported)

CAESARS ENTERTAINMENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices, including zip code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CZR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

On April 6, 2020, Caesars Entertainment Corporation (the “Company”) filed with the Securities and Exchange Commission a Current Report on Form 8-K (the “Original Report”) to disclose, among other things, that certain Amended and Restated Casino Operating Contract, dated April 1, 2020, by and between Jazz Casino Company, L.L.C. (“JCC”), a Louisiana limited liability company and subsidiary of the Company, and the State of Louisiana, by and through the Louisiana Gaming Control Board (the “Casino Operating Contract”). The parties to the Casino Operating Contract subsequently entered into an amendment to the Casino Operating Contract, on April 9, 2020, to adjust certain deadlines for JCC to deliver certain payments under the Casino Operating Contract, as referenced in the Original Report. Accordingly, this Amendment No. 1 on Form 8-K/A (this “Amendment No. 1”) amends and updates the third and fourth paragraphs of, and includes Exhibit 10.4 to, the Original Report.

Except for the changes reflected in this Amendment No. 1, this Amendment No. 1 does not amend or update any other information contained in the Original Report or purport to provide an update or discussion of any other developments at the Company subsequent to the filing date of the Original Report. This Amendment No. 1 should be read in conjunction with the Original Report.

Item 1.01	Entry into a Material Definitive Agreement.

The third and fourth paragraphs of the Original Report are hereby deleted in their entirety and replaced with the following:

“On April 9, 2020, the Casino Operating Contract Parties made and entered into that certain First Amendment to the Amended and Restated Casino Operating Contract (the “First Amendment”). The First Amendment is effective as of April 1, 2020 and provides for (i) the adjustment of certain deadlines for JCC to deliver certain payments totaling approximately $33 million under the Casino Operating Contract and (ii) the adjustment of JCC’s obligation to deliver certain daily payments under the Casino Operating Contract.

The above descriptions of the Casino Operating Contract and the First Amendment and the transactions contemplated thereunder do not purport to be complete and are qualified in their entirety by reference to the Casino Operating Contract and the First Amendment, which are filed as Exhibits 10.1 and 10.4 hereto and are incorporated herein by reference.”

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Amended and Restated Casino Operating Contract, dated April 1, 2020, by and between Jazz Casino Company, L.L.C. and the State of Louisiana, by and through the Louisiana Gaming Control Board.

10.4

First Amendment to the Amended and Restated Casino Operating Contract, made and entered into as of April 9, 2020, and made effective as of April 1, 2020, by and between Jazz Casino Company, L.L.C. and the State of Louisiana, by and through the Louisiana Gaming Control Board.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed as an exhibit to the Original Report, submitted to the Securities and Exchange Commission on April 6, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT CORPORATION

Date: April 14, 2020	By:	/s/ Renee Becker
	Name:	Renee Becker
	Title:	Vice President and Chief Counsel - Corporate & Securities, Assistant Secretary